Exhibit 99.1

Heartland Payment Systems 90 Nassau Street
Princeton, NJ 08542 888.798.3131
HeartlandPaymentSystems.com

HEARTLAND PAYMENT SYSTEMS REPORTS SECOND QUARTER RESULTS

Record New Margin Installed Leads to Acceleration in Rate of Growth of Card Transaction Processing Volume and Net Revenue

Agreement to Acquire TouchNet Information Systems, Inc. will establish Heartland as the leader in the higher education payments market

Princeton, NJ -August 1, 2014 -  Heartland Payment Systems (NYSE: HPY), one of the nation's largest payment processors and leading provider of merchant business solutions, today announced Adjusted Net Income and Adjusted Earnings per Share of $21.0 million and $0.58, respectively, for the quarter ended June 30, 2014, compared to Adjusted Net Income and Adjusted Earnings per Share of $23.1 million and $0.62, respectively, for the quarter ended June 30, 2013. GAAP net income for the quarter ended June 30, 2014 was $17.5 million, or $0.48 per share, compared to Net Income and Earnings per Share of $19.7 million and $0.53, respectively, for the quarter ended June 30, 2013. Adjusted Net Income and Adjusted Earnings per Share are non-GAAP measures that are detailed later in this press release in the section “Reconciliation of Non-GAAP Financial Measures.”

In July, Heartland announced its agreement to acquire TouchNet Information Systems, Inc., a pioneer in delivering innovative payments solutions, which will make the Company the largest provider of commerce solutions to the higher education market.

Highlights for the second quarter of 2014 include:

•	The seventh consecutive quarter of new margin installed growth, up 18.7% from a year ago to $20.8 million

•	Record Small and Mid-Sized Enterprise (SME) quarterly transaction processing volume of $20.4 billion, up 5.6% from the second quarter of 2013

•	Record Quarterly Net Revenue of $159.4 million, up 6.4% from the second quarter of 2013

•	Operating Margin on Net Revenue of 18.8% compared to 22.3% for the same quarter in 2013. Excluding the impact of Leaf discussed below, the operating margin was 20.6% in this year’s second quarter

•	Same store sales rose 2.4% and volume attrition was 12.6% in this year’s second quarter

•	One time impact of a prior period billing error reduced operating margin by 140 basis points and Earnings per Share by $0.04.

Robert O. Carr, Chairman and CEO, said, “Second quarter results were led by an acceleration in the rate of growth in card transaction processing volume and revenue as a result of our strong new business momentum. New margin installed set another record this quarter, for the first time exceeding $20 million in a quarter, a clear sign that our value proposition is resonating with merchants and our sales efficiency is continuing to improve. Transaction processing volume and card revenue growth were also aided by a rebound in same store sales growth. And, our non-card businesses continued to deliver growth rates that help propel the Company forward. The operating margin continues to reflect our investment in both Leaf and other new growth initiatives broadly across the organization. In a year that is focused on capitalizing on the emerging opportunities of an industry that is increasingly integral to the economy, we are making significant progress developing new products that will guide our future growth, while simultaneously achieving attractive current returns."

SME card processing volume for the three months ended June 30, 2014 was $20.4 billion, a 5.6% improvement compared to the year-ago period and the fastest rate of processing volume growth since the third quarter of 2012. The increase in the processing volume growth rate represents the cumulative effect of the growth in new margin installed over the past year, strong same store sales and improved retention of our customers. The increase in total net revenue in the quarter was primarily attributable to strong organic card and non-card revenue growth. Compared to a year ago, operating margins include the loss attributable to the Company's investment in Leaf, as well as the additional investment spending on growth initiatives budgeted for this year. In the quarter, Leaf’s results reduced the operating margin by 180 basis points and earnings by $0.05 per share. Since we cannot deduct Leaf’s loss, taxes had to be accrued at a 43.1% rate in the quarter. Also, the operating income was reduced by $2.3 million as a result of a billing error that occurred in the prior year in our Heartland School Solutions business.  This reduced our operating margin in the current quarter by 140 basis points and our Earnings per Share by $0.04.

Mr. Carr continued, “This quarter we achieved the acceleration in the rate of transaction processing volume and card revenue growth that could be naturally anticipated from our consecutive quarters of record new margin installed. The strength of our core card transaction processing operations is providing the foundation for our wider participation in the growth opportunities emerging as a result of the rapid expansion of the entire electronic payments industry. In July, we announced our agreement to acquire TouchNet, consistent with our strategy to expand horizontally into adjacent and complementary markets that leverage our core capabilities, and offer outstanding growth opportunities. TouchNet will be integrated into our Campus Solutions business where we will now be the largest provider of integrated commerce solutions to the higher education market. In addition to its ideal fit with Campus Solutions, TouchNet also shares Heartland's philosophy of transparency and merchant advocacy, which will further strengthen our franchise and build value for shareholders."

SIX MONTH RESULTS:
Adjusted Net Income from continuing operations and related earnings per share for the first half of fiscal 2014 was $40.6 million or $1.09 per share, compared to Adjusted Net Income from continuing operations of $42.5 million or $1.12 per share, respectively, in the first half of fiscal 2013. Net revenue for the first half of 2014 was $314.9 million, up 6.2% compared to $296.6 million for the first half of 2013. For the first six months of 2014, GAAP net income was $33.2 million, or $0.89 per share, compared to GAAP net income from continuing operations of $35.3 million or $0.93 per share for the first half of 2013. Year-to-date 2014, share-based compensation and acquisition related amortization expense have reduced net income by $7.4 million, or $0.20 per share, compared to $7.2 million, or $0.19 per share, in the first half of 2013.

FULL YEAR 2014 GUIDANCE:
For full year 2014, we expect Net Revenue to grow 8% to 10% to between approximately $645 million and $660 million, and adjusted EPS to be in the range of $2.33 - $2.37. Guidance assumes after-tax share-based compensation and acquisition-related amortization expenses, before TouchNet amortization, reduce earnings per share by $0.41 for the year and an effective tax rate above 40%, due to the non-deductibility of the Company's proportionate share of Leaf's operating losses. Guidance for the year reflects a reduction of $0.17 per share for Leaf’s operating losses. Guidance does not reflect any benefits from the acquisition of TouchNet. The anticipated impact from the acquisition of TouchNet over the balance of 2014, including associated transaction costs, is expected to be slightly accretive on an adjusted basis.

BOARD DECLARES QUARTERLY DIVIDEND; SHARE REPURCHASE PROGRAM UPDATE
The Company also announced that on July 31, 2014, the Board of Directors declared a quarterly dividend of $0.085 per common share payable September 15, 2014 to shareholders of record on August 25, 2014. In the second quarter, the Company repurchased approximately 652,000 shares for $25.8 million, completing the $75 million share repurchase plan authorized by the Board in May 2013.

CONFERENCE CALL:
Heartland Payment Systems, Inc. will host a conference call on August 1, 2014 at 8:30 a.m. Eastern Time to discuss financial results and business highlights. Heartland Payment Systems invites all interested parties to listen to its conference call, broadcast through a webcast on the Company's website. To access the call, please visit the Investor Relations portion of the Company's website at: www.heartlandpaymentsystems.com. The conference call may be accessed by calling (888)-317-6003. Please provide the operator with PIN number 7969889. The webcast will be archived on the Company's website within two hours of the live call.

About Heartland Payment Systems
Heartland Payment Systems, Inc. (NYSE:HPY), the fifth largest payments processor in the United States, delivers credit/debit/prepaid card processing, mobile commerce, e-commerce, marketing solutions, security technology, payroll solutions, and related business solutions and services to more than 275,000 business and educational locations nationwide. A FORTUNE 1000 company, Heartland is the founding supporter of The Merchant Bill of Rights, a public advocacy initiative that educates merchants about fair credit and debit card processing practices. Heartland also established The Sales Professional Bill of Rights to advocate for the rights of sales professionals everywhere. More detailed information can be found at HeartlandPaymentSystems.com or follow the Company on Twitter @HeartlandHPY and Facebook at facebook.com/HeartlandHPY.

Forward-looking Statements
This press release contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including risks and additional factors that are described in the Company's Securities and Exchange Commission filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2013. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Contact
Joe Hassett
Gregory FCA Communications
27 West Athens Ave.
Ardmore, PA 19003
Tel: 610-228-2110
Email: Heartland_ir@gregoryfca.com

TABLES FOLLOW

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Total revenues	$582,859	$546,624	$1,106,142	$1,047,863
Costs of services:
Interchange	367,773	345,233	685,869	652,305
Dues, assessments and fees	55,686	51,649	105,354	98,981
Processing and servicing	67,048	58,376	135,657	117,773
Customer acquisition costs	12,368	9,983	22,618	20,716
Depreciation and amortization	6,679	4,522	12,491	8,612
Total costs of services	509,554	469,763	961,989	898,387
General and administrative	43,374	43,531	87,860	89,371
Total expenses	552,928	513,294	1,049,849	987,758
Income from operations	29,931	33,330	56,293	60,105
Other income (expense):
Interest income	30	32	62	66
Interest expense	(1,258)	(1,269)	(2,308)	(2,503)
Other, net	420	(70)	288	(160)
Total other expense	(808)	(1,307)	(1,958)	(2,597)
Income from continuing operations before income taxes	29,123	32,023	54,335	57,508
Provision for income taxes	12,552	12,342	22,852	22,182
Net income from continuing operations	16,571	19,681	31,483	35,326
Income from discontinued operations, net of income tax of $—, $—, $— and $2,135	—	—	—	3,970
Net income	16,571	19,681	31,483	39,296
Less: Net (loss) income attributable to noncontrolling interests
Continuing operations	(881)	—	(1,709)	—
Discontinued operations	—	—	—	56
Net income attributable to Heartland	$17,452	$19,681	$33,192	$39,240

Amounts attributable to Heartland:
Net income from continuing operations, net of noncontrolling interests	$17,452	$19,681	$33,192	$35,326
Income from discontinued operations, net of income tax and noncontrolling interests	—	—	—	3,914
Net income attributable to Heartland	$17,452	$19,681	$33,192	$39,240

Basic earnings per share:
Income from continuing operations	$0.49	$0.54	$0.91	$0.96
Income from discontinued operations	—	—	—	0.11
Basic earnings per share	$0.49	$0.54	$0.91	$1.07

Diluted earnings per share:
Income from continuing operations	$0.48	$0.53	$0.89	$0.93
Income from discontinued operations	—	—	—	0.10
Diluted earnings per share	$0.48	$0.53	$0.89	$1.03

Weighted average number of common shares outstanding:
Basic	35,936	36,153	36,350	36,698
Diluted	36,734	37,439	37,250	38,108

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net income	$16,571	$19,681	$31,483	$39,296
Other comprehensive income (loss):
Reclassification of gains on investments net of income tax of $103, $—, $103 and $—	(164)	—	(164)	—
Unrealized gains on investments, net of tax of income tax $1, $—, $10 and $4	2	1	14	4
Unrealized gains on derivative financial instruments, net of income tax of $27, $53, $55 and $96	48	83	95	163
Foreign currency translation adjustment	—	—	—	(54)
Comprehensive income	16,457	19,765	31,428	39,409
Less: Comprehensive (loss) income attributable to noncontrolling interests	(881)	—	(1,709)	40
Comprehensive income attributable to Heartland	$17,338	$19,765	$33,137	$39,369

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$53,839	$71,932
Funds held for customers	131,448	127,375
Receivables, net	212,559	200,040
Investments	4,112	4,101
Inventory	10,351	11,087
Prepaid expenses	17,898	15,284
Current tax assets	17,789	10,426
Current deferred tax assets, net	7,715	9,548
Total current assets	455,711	449,793
Capitalized customer acquisition costs, net	66,433	61,027
Property and equipment, net	155,770	147,388
Goodwill	204,737	190,978
Intangible assets, net	50,103	49,857
Deposits and other assets, net	1,206	1,262
Total assets	$933,960	$900,305

Liabilities and Equity
Current liabilities:
Due to sponsor banks	$58,774	$19,109
Accounts payable	70,767	70,814
Customer fund deposits	131,448	127,375
Processing liabilities	107,108	130,871
Current portion of accrued buyout liability	12,901	13,943
Accrued expenses and other liabilities	28,941	49,861
Total current liabilities	409,939	411,973
Deferred tax liabilities, net	43,910	40,600
Reserve for unrecognized tax benefits	6,739	5,633
Long-term borrowings	200,000	150,000
Long-term portion of accrued buyout liability	28,367	25,436
Total liabilities	688,955	633,642
Commitments and contingencies	—	—

Equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 35,936,313 and 37,485,486 shares issued at June 30, 2014 and December 31, 2013; 35,936,313 and 36,950,886 outstanding at June 30, 2014 and December 31, 2013	36	37
Additional paid-in capital	240,209	245,055
Accumulated other comprehensive loss	(143)	(88)
Retained earnings	424	35,960
Treasury stock, at cost (534,600 shares at December 31, 2013)	—	(20,489)
Total stockholders’ equity	240,526	260,475
Noncontrolling interests	4,479	6,188
Total equity	245,005	266,663
Total liabilities and equity	$933,960	$900,305

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities
Net income	$31,483	$39,296
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized customer acquisition costs	24,930	22,478
Other depreciation and amortization	20,854	16,268
Addition to loss reserves	2,057	1,282
Provision (recoveries) for doubtful receivables	2,003	(187)
Deferred taxes	7,260	5,447
Share-based compensation	7,542	7,138
Gain on sale of assets	(259)	(3,786)
Write off of fixed assets and other	479	133
Changes in operating assets and liabilities:
Increase in receivables	(14,197)	(56,662)
Decrease (increase) in inventory	740	(272)
Payment of signing bonuses, net	(18,179)	(12,080)
Increase in capitalized customer acquisition costs	(12,157)	(10,121)
Increase in prepaid expenses	(2,524)	(2,085)
Increase in current tax assets	(3,969)	(7,336)
Decrease (increase) in deposits and other assets	36	(692)
Excess tax benefits on employee share-based compensation	(3,394)	(6,536)
Increase in reserve for unrecognized tax benefits	1,106	748
Increase (decrease) in due to sponsor banks	39,665	(36,904)
(Decrease) increase in accounts payable	(51)	6,494
Decrease in accrued expenses and other liabilities	(25,271)	(14,026)
(Decrease) increase in processing liabilities	(25,821)	82,188
Payouts of accrued buyout liability	(7,956)	(10,450)
Increase in accrued buyout liability	9,845	8,359
Net cash provided by operating activities	34,222	28,694
Cash flows from investing activities
Purchase of investments	(16,017)	(1,224)
Sales of investments	2,215	—
Maturities of investments	—	816
Increase in funds held for customers	9,736	21,096
Increase (decrease) in customer fund deposits	4,073	(21,089)
Proceeds from sale of business	—	19,343
Acquisitions of businesses, net of cash acquired	(20,493)	—
Capital expenditures	(25,952)	(23,445)
Net cash used in investing activities	(46,438)	(4,503)
Cash flows from financing activities
Proceeds from borrowings	60,000	9,000
Principal payments on borrowings	(10,000)	(10,000)
Proceeds from exercise of stock options	1,337	7,809
Excess tax benefits on employee share-based compensation	3,394	6,536
Repurchases of common stock	(54,455)	(34,217)
Dividends paid on common stock	(6,153)	(5,151)
Net cash used in financing activities	(5,877)	(26,023)

Net decrease in cash	(18,093)	(1,832)
Effect of exchange rates on cash	—	1
Cash at beginning of year	71,932	50,581
Cash at end of period	$53,839	$48,750

Reconciliation of Non-GAAP Financial Measures And Regulation G Disclosure
To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of its operating results on a continuing operations basis, namely income from operations, operating margin, net income and earnings per share, which exclude acquisition-related amortization expense and share-based compensation expense. These measures meet the definition of a non-GAAP financial measure. The Company believes that application of these non-GAAP financial measures is appropriate to enhance understanding of its historical performance as well as prospects for its future performance.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three and six months ended June 30, 2014 and 2013 follows (in thousands except per share data):

Three Months Ended June 30, 2014	GAAP	Acquisition- related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from Operations	$29,931	$2,600	$3,704	$36,235
Operating Margin (a)	18.8%			22.7%
Net Income From Continuing Operations	$17,452	$1,479	$2,108	$21,039
Diluted Earnings Per Share From Continuing Operations	$0.48	$0.04	$0.06	$0.58
Diluted Shares Used in Computing Earnings Per Share From Continuing Operations	36,734			36,734

Three Months Ended June 30, 2013	GAAP	Acquisition- related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from Operations	$33,330	$2,254	$3,272	$38,856
Operating Margin (a)	22.3%			25.9%
Net Income From Continuing Operations	$19,681	$1,385	$2,011	$23,077
Diluted Earnings Per Share From Continuing Operations	$0.53	$0.04	$0.05	$0.62
Diluted Shares Used in Computing Earnings Per Share From Continuing Operations	37,439			37,439

Six Months Ended June 30, 2014	GAAP	Acquisition- related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from Operations	$56,293	$4,910	$7,542	$68,745
Operating Margin (a)	17.9%			21.8%
Net Income From Continuing Operations	$33,192	$3,005	$4,378	$40,575
Diluted Earnings Per Share From Continuing Operations	$0.89	$0.08	$0.12	$1.09
Diluted Shares Used in Computing Earnings Per Share From Continuing Operations	37,250			37,250

Six Months Ended June 30, 2013	GAAP	Acquisition- related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from Operations	$60,105	$4,531	$7,138	$71,774
Operating Margin (a)	20.3%			24.2%
Net Income From Continuing Operations	$35,326	$2,783	$4,384	$42,493
Diluted Earnings Per Share From Continuing Operations	$0.93	$0.07	$0.12	$1.12
Diluted Shares Used in Computing Earnings Per Share From Continuing Operations	38,108			38,108

(a) Operating Margin is measured as Income from Operations divided by Net Revenue. Net Revenue is defined as total revenues less interchange fees and dues, assessments and fees.